UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022
_________________________
Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_________________________

Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 24, 2022, Privia Health Group, Inc. (the “Company”) voluntarily prepaid the outstanding indebtedness under the term loan facility provided pursuant to the Credit Agreement, as amended by the third amendment on August 27, 2021 (the “Credit Agreement”), by and among Company, as parent guarantor, Privia Health, LLC, as the borrower, PH Group Holdings Corp., as a guarantor, certain subsidiaries of Privia Health, LLC, as guarantors, Silicon Valley Bank, as administrative agent and collateral agent (the “Administrative Agent”), and the several lenders from time to time party thereto. The Company’s prepayment to the lenders was approximately $33.1 million, including accrued interest. The Company did not incur any prepayment penalties in connection with the repayment of the term loan, which had a scheduled maturity of August 27, 2026. The prepayment was made with cash on hand. The $65.0 million revolving loan facility under the Credit Agreement, which was undrawn as of June 24, 2022 and is scheduled to mature on August 27, 2026, remains in place and available to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: June 27, 2022	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer